Exhibit 99.1

Newsletter - January 2019

Notes from the CEO

October 22nd marked the beginning of my tenure here at Southwest Iowa Renewable Energy. I am appreciative to the board for the opportunity and to the staff for their patience and helpfulness during this transition. There is always an element of trepidation during a change such as this which is certainly understandable. That said, there is a great “can do” spirit at SIRE and I look forward to our making continued progress as a team.

Culture starts at the top and I want to acknowledge and thank Brian Cahill for his leadership at the company during the last 9 years.

Elsewhere in this newsletter you will find a bit more insight into my background. Please feel free to contact me anytime with questions, comments or concerns.

Industry Status

The ethanol industry is experiencing the lowest margin environment that we’ve had in the last 9-10 years. The very broad explanation is that supply of ethanol is outstripping demand and markets are reacting accordingly by dis-incentivizing production. Digging deeper into the cause of the supply/demand imbalance, there are a couple of issues that stand out. One would be the stance that former Environmental Protection Agency (EPA) Administrator Pruitt took with regard to the issuance of “hardship waivers” to so-called small refineries. These waivers allowed the recipient to no longer comply with the requirements of the Renewable Fuel Standard. The mechanism that provides accountability in RFS compliance is the Renewable Identification Number (RIN). RIN’s are a tradeable commodity given that if refiners (obligated parties) need additional RIN’s to be compliant, they have to purchase them from those that have excess. Thus, there is an economic incentive to use renewable fuels like ethanol, or in the alternative, buy RIN’s. EPA’s allowance of numerous waivers has driven the price for RIN’s from 75 cents in January 2018 to 15 cents recently.

As Senator Grassley stated in November, the “EPA systematically undermined the Renewable Fuels Standard, and if the reports are accurate, may now use the weakened state to justify gutting the biofuels program further.”

Another significant cause of the supply/demand imbalance is the decline in ethanol exports out of the United States due to various trade disputes. Domestic ethanol use is around 14 billion gallons per year. The industry has capacity to produce over 16 billion gallons. Exports play an important role in keeping the United States from being awash in production. Tit-for-tat tariff impositions, specifically with China, have led to a significant reduction in exports.

The announcement by President Trump this past fall directing the EPA to allow for year-round E15 sales was welcome news; however, by itself the statement alone will not automatically remove the barriers for E15 sales. In addition, we must continue to push the EPA to develop the rule making that is required to enact the President’s directive prior to the beginning of summer. Without such action, nearly two thirds of the United States must remove E15 from use by non-flex fuel vehicles due to antiquated Reid Vapor Pressure (RVP) limits that kick in during warmer months. Of particular concern today is the impact of the government shutdown on the ability of an already slow-moving agency (EPA) to write, review, and issue the appropriate rules. The Renewable Fuels Association, among others, continues to lobby our representatives and the EPA to issue a letter that lets retailers know that in lieu of a final rule making allowing E15 by summer, there will be no enforcement of the RVP limits. That action would provide retailers with some degree of certainty in continuing to provide E15 to consumers during the summer months.

Meanwhile, depressed margins are causing a number of ethanol producers to scale back or idle production.

SIRE Status

As the fiscal fourth quarter and year end results indicate, SIRE was not immune to the impact of the negative margin environment. That said, the more important metric is how SIRE is performing relative to our peers. The positive news is that our Earnings Before Interest Tax Depreciation and Amortization (EBITDA) remained in the black. This is certainly not the case throughout the industry. Positive EBITDA means that we continued to generate cash and are more than covering our variable cost of production. The plant operational efficiencies were solid, debt continued to be reduced, and the balance sheet is strong.

Based on the benchmarking that we can do, there is good opportunity to continue to improve. We must continue to drive results with the goal of being in the upper quartile of our industry peer group. Along with other efforts focused on this outcome, the management team has begun the process of detailing our expenses into cost centers to better identify areas for improvement. Operational efficiencies and expense control are very important, but long-term viability of the company also means figuring out how to broaden our income stream.

To that end, the board of directors continues to evaluate opportunities to add value to our production process by diversifying into high protein feed along with measures to reduce the carbon index (CI) of the ethanol we produce. Two technology providers were engaged to generate engineering reports that would outline the cost/benefit of their respective processes. The initial reports were received by management staff in early December and a presentation provided to the board mid-month. These process enhancements are not cheap but provide a return that is expected to greatly improve the revenue and income prospects of the company.

In addition, efforts continue to de-bottleneck the process and allow for an eventual production output of 160 million gallons. A step that is underway in this regard is the installation of dehydration membrane technology developed by Whitefox Technology. This project will allow for a more efficient increase in dehydration capability and slight reduction in our CI score. We expect it to be online by the end of this summer.

Wrap-up

I am mindful of two certainties in our industry.

•	Ethanol production is a commodity based business. As such, cycles of profitability, or lack thereof, will occur (albeit, with an unpredictable frequency).
•	Profitability margins will continue to compress.

Recognizing those factors, we must continue to drive towards operational optimization and diversification. Remaining at the status quo, conducting business “the way we always have”, is the same as “hoping” that our business environment gets better. As we know, “hope” is not a strategy.

I look forward to seeing you at the Annual Meeting at 1 PM on Friday February 15th at the Treynor Community Center.

FORWARD LOOKING STATEMENTS DISCLAIMER. Some of the information in this newsletter may contain forward looking statements that express current beliefs, projections and predictions about future results or events of Southwest Iowa Renewable Energy, LLC (the “Company”) and its management, such as statements with respect to financial results and condition; future trends in the industry or in business, revenues or income; litigation or regulatory matters; business and operating plans and strategies; competitive position; operational and production improvements and opportunities that may be available to the Company. Forward looking statements are necessarily subjective in nature and are made based on numerous and varied estimates, projections, beliefs, strategies and assumptions, and are subject to numerous risks and uncertainties. Forward looking statements are not guarantees of future results, performance or business or operating conditions, and no one should place undue reliance on any forward looking statements because actual results, performance or conditions could be materially different. The Company undertakes no obligation to revise or update any forward looking statements. The forward looking statements contained in this newsletter are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.